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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-82737 and Forms S-8 No. 333-127177 and No. 333-61699) of National Health Realty, Inc. of our reports dated January 23, 2004, with respect to the 2003 consolidated financial statements and schedules of National Health Realty, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 6, 2006